Exhibit 99.1

Aclarion Announces $2.5 Million Stock Repurchase Plan

Highlights Disciplined Capital Allocation While Supporting Continued Nociscan® Adoption

Broomfield, CO, April 22, 2026 – Aclarion, Inc., (“Aclarion” or the “Company”) (Nasdaq: ACON, ACONW), a commercial-stage healthcare technology company leveraging biomarkers and proprietary augmented intelligence (AI) algorithms through its Nociscan platform to help physicians identify the location of chronic low back pain and support improved treatment success rates, today announced that its Board of Directors has authorized a share repurchase program of up to $2.5 million of the Company’s outstanding common stock.

Aclarion expects to execute the repurchase program over the next 12 months. The timing, volume, and nature of repurchases will be determined by the Company based on factors including market conditions, share price, liquidity, and operational and strategic priorities. The program does not obligate the Company to acquire any specific number of shares, and may be suspended, modified, or discontinued at any time.

The Company intends to fund the repurchase program using existing cash and cash equivalents.

“This authorization underscores our commitment to disciplined capital allocation and our belief that Aclarion’s current valuation does not fully reflect the strength of our platform and long-term growth opportunity,” said Brent Ness, Chief Executive Officer of Aclarion. “We believe our shares represent a compelling value at current levels, and we view this program as a flexible and opportunistic tool to enhance shareholder value while continuing to invest in the clinical adoption and expansion of Nociscan.”

As of March 31, 2026, the Company had cash and cash equivalents of approximately $19.0 million, which management believes provides sufficient runway to support operations through key upcoming milestones, including the initial milestone of the CLARITY randomized trial.

Greg Gould, Chief Financial Officer of Aclarion, added, “We are focused on balancing investment in growth with prudent capital management. Given our current capital position and expected operating needs, we believe a share repurchase program is an efficient and disciplined way to deploy capital while maintaining the financial flexibility necessary to execute on our strategic priorities.”

Repurchases under the program may be made from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and other considerations, in compliance with applicable federal and state securities laws, including Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. Repurchases may be executed through a variety of methods, including open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or pursuant to Rule 10b5-1 trading plans, which may permit the Company to repurchase shares during periods when it would otherwise be restricted from doing so.

For more News from Aclarion, please visit: Latest News

To find a Nociscan center, view our site map here.

For more information on Nociscan, please email: info@aclarion.com

1

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Through a cloud connection, Nociscan receives magnetic resonance spectroscopy (MRS) data from an MRI machine for each lumbar disc being evaluated. In the cloud, proprietary signal processing techniques extract and quantify chemical biomarkers demonstrated to be associated with disc pain. Biomarker data is entered into proprietary algorithms to indicate if a disc may be a source of pain. When used with other diagnostic tools, Nociscan provides critical insights into the location of a patient’s low back pain, giving physicians clarity to optimize treatment strategies. For more information, please visit www.aclarion.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company’s current plans and expectations, as well as future results of operations and financial condition. Forward-looking statements in this release include, among others, statements regarding the expectation to execute the repurchase program over the next 12 months, that the Company intends to fund the repurchase program using existing cash and cash equivalents, management’s belief that the $19.0 million at March 31, 2026 provides sufficient runway to support operations through key upcoming milestones, including the initial milestone of the CLARITY randomized trial, and the potential benefits of our Nociscan technology. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other disclosures contained in the Prospectus and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kirin M. Smith
PCG Advisory, Inc.
ksmith@pcgadvisory.com

Media Contacts:

Jennie Kim
SPRIG Consulting
jennie@sprigconsulting.com

2